FAT Brands Inc. Reaches Agreement in Principle to Settle Class Action Litigation

8/10/2022

LOS ANGELES, Aug. 10, 2022 (GLOBE NEWSWIRE) -- **FAT (Fresh. Authentic. Tasty.) Brands Inc.** (NASDAQ: FAT) (the "Company") announced today that it has reached an agreement in principle to settle the consolidated securities class action lawsuit captioned In re FAT Brands Inc. Securities Litigation, Case No. 2:22-cv-01820-MCS-RAO (C.D. Cal.), pending against the Company and certain of its current and former officers and directors in the U.S. District Court for the Central District of California. The consolidated class action complaint was filed in March 2022, as described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2022. The agreement to settle the lawsuit was reached following a voluntary mediation process.

The agreement in principle contemplates a cash payment by the Company of $2.5 million and issuance of $500,000 in Class A common stock to settle the claims brought on behalf of all persons who purchased or otherwise acquired FAT Brands securities between December 4, 2017 and February 18, 2022. The parties have agreed to negotiate in good faith to execute a definitive stipulation of settlement and related documents to be filed with the court. The Company anticipates that the stipulation of settlement will provide a full release of all claims by the settlement class members against all defendants, including the Company and the named officers and directors, and will expressly deny any liability, wrongdoing or responsibility by any of the defendants. The Company anticipates that, upon final court approval of the settlement, the litigation will be dismissed with prejudice. Approval by the court, notice to the putative class, and the satisfaction of customary conditions to effectiveness may take several months.

While FAT Brands continues to deny liability, it also believes that eliminating the distraction, expense and risk of continued litigation is in the best interests of the Company and its stockholders.

As previously disclosed, given the uncertainties of litigation, the Company had not been in a position to assess the likelihood of any potential loss or outcome of the complaint. As a result of the entry into the agreement in principle, the Company expects that the above-referenced settlement will be included in its results of operations and financial condition for the fiscal quarter ending September 25, 2022.

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About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands Inc. (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets, and develops fast casual, quick-service, casual dining, and polished casual dining concepts around the world. The Company currently owns 17 restaurant brands: Round Table Pizza, Fatburger, Marble Slab Creamery, Johnny Rockets, Fazoli's, Twin Peaks, Great American Cookies, Hot Dog on a Stick, Buffalo's Cafe & Express, Hurricane Grill & Wings, Pretzelmaker, Elevation Burger, Native Grill & Wings, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises and owns over 2,300 units worldwide. For more information on FAT Brands, please visit **www.fatbrands.com**

Forward Looking Statements

This news release contains forward-looking statements within the meaning of certain securities laws, including the Private Securities Litigation Reform Act of 1995, including statements regarding the agreement in principle to settle the pending class action lawsuit, the Company's expectations regarding the likelihood, terms, conditions and timing of the anticipated settlement, and other statements that are not purely historical facts. These statements involve substantial risks and uncertainties, including, among others, risks and uncertainties associated with negotiating final terms of the settlement agreement, obtaining court approval of the proposed settlement, the number of purported class members who may opt-out of the proposed settlement, whether any proposed settlement is appealed, and the timing of the settlement payment. There can be no assurance that the litigation will be finally resolved in accordance with the agreement in principle or at all. For a further description of the risks and uncertainties relating to the business of the Company in general, see the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All of these factors should be considered carefully and readers should not place undue reliance on the Company's forward-looking statements. Any forward-looking statements are made only as of the date hereof and the Company has no intention and undertakes no obligation to update or revise any of them, except as required by law.

MEDIA CONTACT:
Erin Mandzik, FAT Brands
emandzik@fatbrands.com
860-212-6509

Source: FAT Brands Inc.